                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant[ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential for use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             Detection Systems, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                  Ultrak, Inc.
    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     ------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     ------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     ------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------

     3) Filing Party:

     ------------------------------------------------------------

     4) Date Filed:

     ------------------------------------------------------------

ULTRAK

FOR IMMEDIATE RELEASE

For more information, please contact:

Arianne Wiese
Ultrak, Inc.
972-353-6651
arianne.wiese@ultrak.com
------------------------

             INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS VOTE FOR
               ULTRAK NOMINEES IN DETECTION SYSTEMS PROXY CONTEST

LEWISVILLE, Texas, December 8, 2000 - Ultrak, Inc. (Nasdaq: ULTK) today announced that Institutional Shareholder Services (ISS), the leading provider of proxy voting and corporate governance services, has recommended that its institutional clients who hold shares of Detection Systems, Inc. common stock vote their shares on Ultrak's BLUE proxy card in favor of Ultrak's nominees for election to the Detection Systems board of directors.

According to ISS, the December 19 election contest boils down to which slate can better effect the sale of Detection Systems. The ISS analysis concludes:
"Although the company now states that it is committed to a sale, it is essentially too little, too late. From the beginning the dissidents have been committed to a sale of the company, whereas management's earlier proxy statements were ambiguous as to its true intentions. Thus, ISS believes the dissident nominees are better prepared to bring about a sale of the company, which is the prudent action to take given the circumstances."

In a recent letter to Detection Systems shareholders, George Broady, Chairman and CEO of Ultrak, advised that Detection Systems' management might yet announce a sale of the company before the Annual Meeting on December 19. If that is the case, Ultrak believes that it is essential that shareholders vote for Ultrak's nominees. Although neither Detection Systems' management nor the Ultrak nominees can guarantee that a sale of the company can be negotiated or that any sale negotiated will actually close, the Ultrak nominees are pledged to sell the company and are committed to follow through to close a sale of the company, regardless of who has negotiates it.

Ultrak is a publicly-held corporation that designs, manufactures, markets and services innovative electronic products and systems for the security and surveillance, industrial and medical video, and professional audio markets. The Company sells its products to distributors, dealers, system integrators, retailers and mass-merchants (for resale). Headquartered in Lewisville (Dallas), Texas, Ultrak has multiple facilities throughout the United States, Europe, Asia and South Africa. Enterprise Security Solutions (ESS) from Ultrak sets new standards in quality, performance and value for large organizations interested in protecting their assets and improving operating efficiency. Access control, CCTV, alarm management, and public address functions are integrated and optimized. Existing telecommunications and IT infrastructures are leveraged to best advantage, security operations simplified and system life-cycle costs reduced. And, in progressive organizations, ESS functions like remote video surveillance are utilized to achieve improvements in operating efficiency and support the bottom-line mission of the enterprise.

Except for the historical information contained herein, the matters discussed in this news release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including other risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 1999 and quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.